UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2024

WETOUCH TECHNOLOGY INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41957	20-4080330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No.29, Third Main Avenue, Shigao Town, Renshou County,

Meishan, Sichuan, China 620500

(Address of principal executive offices)

Registrant’s telephone number, including area code: (86) 28-37390666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	WETH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Chief Financial Officer

On July 8, 2024, Mr. Yuhua Huang resigned as a Chief Financial Officer of Wetouch Technology Inc. (the “Company”). Mr. Huang’s decision to resign was not the result of any disagreement with the Company, the Board of Directors (the “Board”), management, or any matter relating to the Company’s operations, policies or practices.

Appointment of Chief Financial Officer

On July 8, 2024. the Board of Company appointed Xing Tang to serve as the Chief Financial Officer of the Company, effective July 8, 2024.

Xing Tang, age 58, served as a Chief Financial Officer of Elong Power Holdings Limited from August 2013 to June 2024, responsible for preparing Consolidated Financial Statements in US GAAP in compliance with SEC filings. Mrs. Tang served as Finance Director of China XD Plastics Co., Ltd. from August 2010 to May 2023. From March 2010 to August 2010, she served as the Director of Audit Coordination Department of Ashir Capital, Inc. Mrs. Tang obtained the Association of Chartered Certified Accountants certificate in June 1998. Mrs. Tang received a bachelor’s degree in Arts from Sichuan University in 1988 and a bachelor’s degree in Law from Foreign Affairs College in 1990. She received an MBA degree of Concentration in Accounting from Seton Hall University in 2003. She has strong expertise in financial reporting in US GAAP and internal controls. The Board believes Mrs. Tang’s extensive knowledge and background in the accounting and auditing field will make her a valuable addition to the Company.

On July 8, 2024, the Company and Xing Tang entered into an executive officer agreement. The terms of the appointment of Xing Tang to serve as the Company’s Chief Financial Officer are three years effective as of July 8, 2024. Xing Tang will receive upon execution of the agreement a compensation of USD5,630 for each month of service. The foregoing summary description of the executive officer agreement does not purport to be complete and is qualified in its entirety by the full text of the form of the executive officer agreement, which is attached hereto as Exhibit 10.31, and incorporated herein by reference.

Xing Tang has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, have no arrangement or understanding with any other person required to be disclosed pursuant to Item 401(a) of Regulation S-K. Xing Tang has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.31	Form of the Executive Officer Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WETOUCH TECHNOLOGY INC.

Date: July 12, 2024	By:	/s/ Zongyi Lian
	Name:	Zongyi Lian
	Title:	President and Chief Executive officer (Principal Executive Officer)

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